UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 1, 2018

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4233 Technology Drive, Durham, North Carolina 27704
(Address of Principal Executive Offices) (Zip Code)

(919) 287-6300
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 1.01. Entry into a Material Definitive Agreement

Option Agreement

On February 1, 2018 (the “Effective Date”), Argos Therapeutics, Inc. (the “Company”) entered into an option agreement (the “Option Agreement”) with Pharmstandard International, S.A. (“Pharmstandard”) and Actigen Limited (“Actigen”) to evaluate, with an option to license, certain patent rights and know-how related to a group of fully human PD1 monoclonal antibodies and related technology held by Actigen (the “Patent Rights”).

Actigen previously granted Pharmstandard an option to exclusively license the Patent Rights. Under the Option Agreement, Pharmstandard granted to the Company (i) an exclusive license for evaluation purposes only to make, have made, use and import the PD1 monoclonal antibodies covered by the Patent Rights (but not offer to sell or sell products and processes covered by or incorporating the Patent Rights) for a period of one year from the Effective Date (the “Option Period”) and (ii) an option exercisable during the Option Period to obtain an exclusive license (with the right to sublicense) under the Patent Rights to make, have made, use, offer for sale, sell and import (with a right to grant sublicenses) the PD1 monoclonal antibodies for all prophylactic, therapeutic and diagnostic uses and for all human diseases and conditions in the United States and Canada (the “Option”). The parties have agreed that, if the Company exercises the Option during the Option Period, the parties will negotiate in good faith a license agreement (the “License Agreement”) on the terms and conditions outlined in the Option Agreement, including payments by the Company to Pharmstandard of (i) an upfront license fee of $3.6 million, payable upon execution of the License Agreement in common stock of the Company (the “Upfront License Fee”), (ii) various development and regulatory milestone payments totaling $8.5 million, and (iii) upper single digit percentage royalties on net sales of any pharmaceutical product or therapeutic regimen incorporating the licensed PD1 monoclonal antibodies that will apply on a country-by-country basis until the later of the last to expire patent or ten years from the date of first commercial sale, against which the first $5.0 million of the Company’s development expenditures will be credited as prepaid royalties.

In consideration for the rights granted under the Option Agreement, Argos will issue to Pharmstandard, within sixty days of the Effective Date, 169,014 shares of the Company’s common stock, $0.001 par value per shares (the “Initial Shares”), the value of which will be creditable against the Upfront License Fee. Unless earlier terminated by any party for uncured material breach or by the Company without cause upon thirty days prior written notice, the Option Agreement will terminate upon the later of the end of the Option Period if the Company decides not to exercise the Option or sixty days after the Company exercises the Option.

At-the-Market Program

On February 2, 2018, the Company entered into an Amended and Restated Sales Agreement (the “Amended and Restated Sales Agreement”), with Cowen and Company, LLC as agent (“Cowen”). The Company and Cowen entered into the Amended and Restated Sales Agreement in order to increase the maximum aggregate offering price of the shares of the Company’s common stock, which the Company may issue and sell from time to time under the Amended and Restated Sales Agreement by $15,000,000 (the “Additional Shares”) from $30,000,000 to up to $45,000,000 (the “ATM Shares”). On February 2, 2018, the Company filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) in connection with the issuance and sale of the Additional Shares (the “2018 Prospectus Supplement”) under its existing Registration Statement on Form S-3 (File No 333-215480), which became effective on January 24, 2017 (the “2017 Registration Statement”) and which included a base prospectus (the “2017 Base Prospectus”). The Company previously filed a prospectus with the SEC in connection with the issuance and sale of the $30,000,000 of shares of common stock issuable under the original sales agreement with Cowen (the “2015 Prospectus”) under its existing Registration Statement on Form S-3 (File No. 333-204016), which became effective on May 14, 2015 (the “2015 Registration Statement”). The 2017 Registration Statement and the 2015 Registration Statement are collectively referred to herein as the “Registration Statements” and the 2017 Base Prospectus, 2018 Prospectus Supplement and the 2015 Prospectus are collectively referred to herein as the “Sales Prospectuses.”

Upon delivery of a placement notice by the Company and subject to the terms and conditions of the Amended and Restated Sales Agreement, Cowen may sell the ATM Shares in accordance with the terms set forth in the placement notice and any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Company or Cowen may suspend the offering of the ATM Shares upon proper notice to the other party. Cowen is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, and in accordance with the terms of the Amended and Restated Sales Agreement.

The compensation to Cowen for sales of common stock under the Amended and Restated Sales Agreement will be equal to 3.0% of the gross sales price. The Company has also agreed to provide Cowen with indemnification and contribution with respect to certain liabilities, including liabilities under the Securities Act or Securities Exchange Act of 1934, as amended.

A copy of the Amended and Restated Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Amended and Restated Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Additional Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The ATM Shares will be sold pursuant to the Registration Statements, and offerings of the ATM Shares will be made only by means of the Sales Prospectuses. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under the heading “Option Agreement” is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Pharmstandard, the Inital Shares will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) of the Securities Act. The Inital Shares have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Inital Shares will not involve a public offering.

Item 8.01 Other Events

On February 5, 2018, the Company issued a press release announcing that it entered into the Option Agreement and presenting results of a preclinical study of a murine analogue of Rocapuldencel-T, the Company’s investigational dendritic cell therapy for the treatment of metastatic renal cell carcinoma, in various combinations with a murine PD1 monoclonal antibody (anti-mPD1) and sunitinib in a mouse model of renal cell carcinoma, which results were recently presented at the ASCO-SITC Clinical Immuno-Oncology Symposium. The dosing regimen consisting of dendritic cells followed by anti-mPD1 (therapeutic administration) and sunitinib showed a substantial synergistic effect, with median overall survival (mOS) of 67 days. This compared favorably with the regimen evaluating anti-mPD1 (therapeutic administration) and sunitinib (mOS of 39 days) and with dendritic cells followed by sunitinib (mOS of 46 days).

IMPORTANT ADDITIONAL INFORMATION

Any statements in this Form 8-K about the Company’s future expectations, plans and prospects, including statements about the potential Option exercise, payments the Company may make to Pharmstandard pursuant to the License Agreement, preclinical study results, the clinical development of the Company’s product candidates and other statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “may,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether the Company will exercise the Option under the Option Agreement or, if it does, whether it will agree upon the terms of a license with Pharmstandard; whether the Company’s cash resources will be sufficient to fund its continuing operations for the period anticipated; whether preliminary or interim clinical data will be indicative of the final data from a clinical trial; whether results obtained in preclinical studies or early clinical trials will be indicative of results obtained in future clinical trials; whether the Company’s product candidates will advance through the clinical trial process on a timely basis; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether the Company’s product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; whether the Company can successfully establish commercial manufacturing operations on a timely basis or at all; and other factors discussed in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended September 30, 2017, which is on file with the SEC, and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amended and Restated Sales Agreement, dated as of February 2, 2018, by and between the Company and Cowen and Company, LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated February 2, 2018

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

99.1	Press Release dated February 5, 2018, entitled “Argos Obtains Option to License PD1 Monoclonal Antibodies”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argos Therapeutics, Inc.

Date: February 5, 2018	By:	/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President and Chief Executive Officer